ALLTEL CORPORATION                    EXHIBIT 10(m)
                      EXCESS BENEFIT PLAN
                 (January 1, 1994 Restatement)

                           ARTICLE I

                           Preamble


     Section 1.01. Restatement. The ALLTEL Corporation Excess Benefit Plan, established effective as of January 1, 1988, is hereby amended and restated in its entirety, effective as of January 1, 1994, but with respect only to employees whose employment with the Company and all members of the Controlled Group terminates after 1993.

     Section 1.02. Purpose. The purpose of the Plan is solely to provide benefits in excess of the limitations of Section 415 and Section 401(a)(17) of the Internal Revenue Code of 1986, as amended, or corresponding provisions of any subsequent federal tax laws ("Code"), to a select group of management or highly compensated employees.

     Section 1.03. Funding. The Plan is unfunded, and the rights, if any, of any person to any benefits hereunder shall be the same as any unsecured general creditor of the Company. The benefits payable under the Plan shall be paid by the Company from its general assets.


                          ARTICLE II

                Definitions and Interpretation


     Section 2.01. Definitions. When the initial letter of a word or phrase is capitalized herein, such word or phrase shall have the meaning hereinafter set forth:

     (a) "Beneficiary" means the beneficiary, if any, designated by a Participant in accordance with Section 6.07.

     (b)  "Board" means the Board of Directors of the Company.

     (c) "CEO" shall mean the Chief Executive Officer of the Company.

     (d) "Committee" shall mean the Compensation Committee of the Board.

     (e) "Company" means ALLTEL Corporation, a Delaware corporation, its successors and survivors resulting from any merger or acquisition of ALLTEL Corporation with or by any other corporation or other entity or enterprise.
     (f) "Excess Compensation" means the portion of a Partici-pant's compensation for a Plan Year that is not con-sidered Compensation under the Profit-Sharing Plan because of the limitations of Section 401(a)(17) of the Code.

     (g) "Participant" means a participant under the Profit-Sharing Plan, the Pension Plan, or both (i) who is designated by the Committee or the CEO as being eligible to participate in the Plan, (ii) who agrees to be bound by the provisions of the Plan on a form provided by the Company and (iii) who is or may be, or whose beneficiaries are or may be, entitled to benefits under the Plan.

     (h)  "Pension Plan" means the "ALLTEL Corporation Pension
          Plan" as amended from time to time.

     (i)  "Plan" means the "ALLTEL Corporation Excess Benefit
          Plan" as set forth herein and as it may be amended from time to time hereafter.

     (j)  "Profit-Sharing Plan" means the "ALLTEL Corporation
          Profit-Sharing Plan" as amended from time to time.

     (k) "Profit-Sharing Plan Excess Benefit Account" means the book reserve established for each Participant to which shall be credited his benefit, if any, under Article
          III of the Plan.

When the initial letter of a word or phrase is capitalized herein and the word or phrase is not defined above, in this
Section 2.01, the word or phrase shall have the meaning provided in the Profit-Sharing Plan or the Pension Plan, as applicable.

     Section 2.02.  Construction and Governing Law.

     (a) The Plan shall be construed, enforced, and administered and the validity thereof determined in accordance with the laws of the State of Delaware, to the extent that applicable federal law does not apply to the Plan.

     (b) Words used herein in the masculine gender shall be construed to include the feminine gender where appropriate and the words used herein in the singular or plural shall be construed as being in the plural or singular where appropriate.


                          ARTICLE III

                 Profit-Sharing Plan Benefits


     Section 3.01. Allocations. If, for any Plan Year, the allocation of contributions and forfeitures made to a

Participant's Account under the Profit-Sharing Plan is less than the allocation that would have been made to the Participant's Account but for the application of the limitations under
Section 401(a)(17) of the Code, the Participant's Profit-Sharing Plan Excess Benefit Account shall be credited with an amount equal to the percentage of Compensation allocated to Participants (as defined in the Profit-Sharing Plan) in the same Region as the Participant under Section 4.03 of the Profit-Sharing Plan for that Plan Year multiplied by the Participant's Excess Compensation for that Plan Year; determined without regard to the limitation under Section 415 of the Code. Credits to the Participant's Profit-Sharing Plan Excess Benefit Account shall occur as of the date(s) the allocation(s) of contributions and forfeitures to the Participant's Account occur under the Profit-Sharing Plan.

     Section 3.02. Gain (Loss) Adjustments. The balance of a Participant's Profit-Sharing Plan Excess Benefit Account shall be credited with gain (or debited with loss) equal to the gain (or loss) the balance would have experienced had it been invested in the Trust Fund of the Profit-Sharing Plan at the same time(s) and in the same manner as an Account under the Profit-Sharing Plan.

     Section 3.03.  Vesting.  A Participant's Profit-Sharing Plan
Excess Benefit Plan Account shall vest at the same time(s) in the same manner, and to the same extent as the Participant's Account under the Profit-Sharing Plan.

     Section 3.04. Payment of Excess Benefit Account. The Profit-Sharing Plan Excess Benefit Account of a Participant shall, to the extent vested, be paid to the Participant, or to the Beneficiary of such Participant in the event of his death before receipt of all benefits to which he is entitled hereunder in respect of his Profit-Sharing Plan Excess Benefit Plan Account in annual installments over a five-year period beginning as of the first date benefits are payable to a Participant or Beneficiary under the Profit-Sharing Plan. The amount of each installment shall be determined by multiplying the value of the amount of the Profit-Sharing Plan Excess Benefit Account to be distributed by a fraction, the numerator of which is one and the denominator of which is the total number of installments remaining to be paid.


                          ARTICLE IV

             Retirement and Spousal Death Benefits


     Section 4.01. Eligibility. A Participant who is entitled to a vested Pension under the Pension Plan shall be eligible for a retirement benefit under this Article IV as hereinafter provided. A Spouse who is entitled to a vested Qualified Preretirement Survivor Annuity under the Pension Plan shall be eligible for a Spouse death benefit under this Article IV as hereinafter provided.
     Section 4.02. Amount of Retirement Benefit. The retirement benefit payable under the Plan to a Participant who is eligible therefor shall be determined as follows:

          (i) the regular Pension (on a single-life-only basis payable commencing at the later of age 65 or the Participant's Retirement) that the Participant would receive under the Pension Plan if the Pension Plan were not subject to (and contained no provisions with respect to) Section 415 of the Code or
     Section 401(a)(17) of the Code;

     reduced by --

          (ii)  the regular Pension payable to the
     Participant (on a single-life-only basis payable commencing at the later of age 65 or the Participant's Retirement, regardless of the actual form of payment or timing of commencement of payment) under the Pension Plan, determined, if the Participant has not attained his Social Security Retirement Age on the date the retirement benefit under the Plan is to commence, according to a projection based upon the advice of the Actuary of the cost-of-living increase(s) in the limitation under Section 415 of the Code expected to have become effective as of the date the Participant would attain his Social Security Retirement Age;

     and, if applicable, further reduced by --

          (iii) if the Participant has not attained age 65 on the date the retirement benefit under the Plan is to commence, the amount of the retirement benefit shall be reduced for commencement prior to age 65 to the same extent (if any) that the Participant's Pension under the Pension Plan would have been reduced for commencement prior to age 65 if it had commenced as of the date the retirement benefit under the Plan commenced.

     Section 4.03. Amount of Spouse Death Benefit. The Spouse death benefit payable under the Plan to a Spouse who is eligible therefor shall be determined as follows:

          (i) the Qualified Preretirement Survivor Annuity that such Spouse would receive under Section 6.01 (or any successor provision) of the Pension Plan based on the regular Pension (on a single-life-only basis payable commencing at the later of age 65 or the Participant's death) the Participant with respect to whom the Spouse death benefit is payable would have received if the Pension Plan were not subject to (and contained no provisions with respect to) Section 415 of the Code or Section 401(a)(17) of the Code;

     reduced by --

          (ii) the Qualified Preretirement Survivor Annuity payable to such Spouse under Section 6.01 (or any successor provision) of the Pension Plan (regardless of the actual form of payment or timing of commencement of payment), based on the regular Pension (on a single-life-only basis payable commencing at the later of age 65 or the Participant's death) the Participant with respect to whom the Spouse death benefit is payable would have received, determined, if the Participant had not attained or would not if he had survived have attained his Social Security Retirement Age on the date the death benefit under the Plan is to commence, according to a projection based upon the advice of the Actuary of the cost-of-living increase(s) in the limitation under Section 415 of the Code expected to have become effective as of the date the Participant would have attained his Social Security Retirement Age;

     and, if applicable, further reduced by --

          (iii) if the Participant with respect to whom the Spouse death benefit is payable had not attained or would not if he had survived have attained age 65 on the date the Spouse death benefit under the Plan is to commence, the Spouse death benefit shall be reduced for commencement prior to age 65 to the same extent (if any) that the Qualified Preretirement Survivor Annuity under the Pension Plan would have been reduced for commencement prior to the Participant's age 65 if it had commenced as of the date the death benefit under the Plan commenced.

     Section 4.04. Vesting. The benefits under this Article IV shall vest at the same time(s), in the same manner, and to the same extent as the Participant's Accrued Pension under the Pension Plan.

     Section 4.05. Form of Payment. The form of payment of the retirement benefit or Spouse death benefit as determined under this Article IV shall be a monthly amount payable monthly as of the first day of each month for the life only of the retired Participant or Spouse, as applicable, except that, if a Participant receives his Pension benefit under the Pension Plan commencing as of the same date as the commencement date of his retirement benefit hereunder, and in a form of payment other than a single-life-annuity (for the Participant's life), the Committee may, in its sole discretion exercised on or before the date the first payment thereof is made, direct that the retired Participant's retirement benefit under the Plan be paid in the form in which the retired Participant's retirement benefit under the Pension Plan is paid, in which case the amounts payable under the Plan in the alternative form of payment shall be the Actuarial Equivalent of the normal form of payment under the Plan.

     Section 4.06. Time of Payment. Payment of a Participant's retirement benefit under the Plan shall commence as of the first day of the first month for which the Participant is eligible to commence his Pension under the Pension Plan. Any Spouse death benefit under the Plan shall commence as of the first day of the calendar month next following the later of the calendar month in which the Participant's death occurs or the calendar month in which the Spouse could elect to receive a Qualified Preretirement Survivor Annuity under the Pension Plan.

     Section 4.07. Adjustments to Benefits. Notwithstanding any other provision of the Plan to the contrary:

          (i) If the amount of a Participant's Pension or a Spouse's Qualified Preretirement Survivor Annuity payable under the Pension Plan increases subsequent to the computation of or commencement of payment of the retirement benefit or Spouse death benefit under the Plan -- by reason of an increase or increases in the limitation under Section 415 of the Code that were not projected to occur pursuant to clause (iii) of
     Section 4.2 or clause (ii) of Section 4.3, whichever applies; by reason of commencement of the Participant's Pension or the Spouse's Qualified Preretirement Survivor Annuity under the Pension Plan as of a date later than the commencement of the Participant's retirement benefit or Spouse's death benefit under the Plan; or by reason of payment of the Participant's Pension under the Pension Plan in a form part or all of which is not subject to the limitations of Section 415 of the Code -- the Participant's retirement benefit or Spouse death benefit under the Plan shall be reduced prospectively, and retroactively if a prospective reduction is not sufficient to reflect fully such increase(s), from the effective date(s) of such increase(s) by the Actuarial Equivalent of such increase(s).

          (ii) To the extent that an increase or increases in the limitation under Section 415 of the Code projected to occur pursuant to clause (ii) of Section
     4.02 or clause (ii) of Section 4.03, whichever applies, does not or do not occur, the Participant's retirement benefit or Spouse death benefit under the Plan shall be increased prospectively, and retroactively if a prospective increase is not sufficient to reflect fully the non-occurrence of such increase(s), by the Actuarial Equivalent of such increase(s) that did not occur.

          (iii) To the extent that a Participant could not receive on a current basis the full amount of his Pension or a Spouse could not receive on a current basis the full amount of Qualified Preretirement
     Survivor Annuity payable under the Pension Plan because of the reduction under the limitation of Section 415 of the Code for commencement of the benefit thereunder prior to the Participant's Social Security Retirement Age, the Participant's retirement benefit under the Plan or Spouse death benefit under the Plan shall be increased prospectively, and retroactively if a prospective increase is not sufficient to reflect fully such reduction in the limitation of Section 415 of the Code, by the Actuarial Equivalent of such reduction in the limitation of
Section 415 of the Code.


                           ARTICLE V

                        Administration


     Section 5.01. Plan Administrator. The Plan Administrator shall be the Company, except that, any discretionary determination provided for in the Plan with respect to the timing, amount, or form of a Participant's benefit under the Plan shall be made by the Committee. The Plan Administrator may retain auditors, accountants, legal counsel and actuarial counsel selected by it. Any person authorized to act on behalf of the Plan Administrator may act in any such capacity, and any such auditors, accountants, legal counsel and actuarial counsel may be persons acting in a similar capacity for one or more members of the Controlled Group and may be employees of one or more members of the Controlled Group. The opinion of any such auditor, accountant, legal counsel or actuarial counsel shall be full and complete authority and protection in respect to any action taken, suffered or omitted by any person authorized to act on behalf of the Plan Administrator in good faith and in accordance with such opinion. Notwithstanding the foregoing, no person shall vote or take action on a matter solely with respect to his own Plan benefit.

     Section 5.02. Expenses. The Company shall pay all expenses incurred in the administration of the Plan.

     Section 5.03. Records. The Company shall keep such records as shall be proper, necessary or desirable to effectuate the purposes of the Plan, including, without in any manner limiting the generality of the foregoing, records and information with respect to the benefits granted to Participants, dates of employment and determinations made hereunder.

     Section 5.04. Legal Incompetency. The Plan Administrator may, in its discretion, make or cause to be made payment either directly to an incompetent or disabled person, or to the guardian of such person, or to the person having custody of such person, without further liability on the part of the Company, any member of the Controlled Group, the Plan Administrator, or any person, for the amounts of such payment to the person on whose account such payment is made.

     Section 5.05. Claims Procedure. The claims procedures provisions of the Profit-Sharing Plan and of the Pension Plan are incorporated herein by reference and shall apply to benefits under Article III and Article IV, respectively, of the Plan.

                          ARTICLE VI

                         Miscellaneous


     Section 6.01. Amendments. The Board from time to time may amend, suspend, or terminate, in whole or in part, any or all of the provisions of the Plan, effective as of the beginning of any calendar year commencing on or after the date of adoption of such action by the Board; provided, however, that no such action shall affect the rights of any Participant, or the operation of the Plan with respect to any benefits of a Participant which have accrued prior to such action.

     Section 6.02. No Employment Rights. Neither the establish-ment or maintenance of the Plan nor the status of an employee as a Participant shall give any Participant any right to be retained in the employ of an Employer; and no Participant and no person claiming under or through such Participant shall have any right or interest in any benefit under the Plan unless and until the terms, conditions and provisions of the Plan affecting such Participant shall have been satisfied.

     Section 6.03. Nonalienation. The right of any Participant or any person claiming under or through such Participant to any benefit or any payment hereunder shall not be subject in any manner to attachment or other legal process for the debts of such Participant or person; and the same shall not be subject to anticipation, alienation, sale, transfer, assignment or encumbrance.

     Section 6.04 Limitation of Liability. No member of the Board and no officer or employee of any member of the Controlled Group shall be liable to any person for any action taken or omitted in connection with this Plan, nor shall any member of the Controlled Group be liable to any person for any such action or omission. No person shall, because of the Plan, acquire any right to an accounting or to examine the books or the affairs of any member of a Controlled Group. Nothing in the Plan shall be construed to create any trust or fiduciary relationship between any member of the Controlled Group and any Participant or any other person.

     Section 6.05. Acceleration of Payment. The Committee in its sole discretion may accelerate the time of payment of any benefit under the Plan to the extent that it deems it equitable or desirable under the circumstances. Any accelerated payment of a benefit (or portion of a benefit) under Article IV shall be in a single sum payment that is the Actuarial Equivalent of the benefit (or portion of a benefit) the payment of which is being accelerated.

     Section 6.06. Representative of Board. The Board may from time to time designate an individual or committee to carry out any duties or responsibilities of the Board hereunder.

     Section 6.07. Designation of Beneficiary. Each Participant may designate a Beneficiary in writing to receive any and all payments to which he may be entitled under Article III of the Plan upon his death. If a Participant fails to designate a Beneficiary in writing, any benefits remaining unpaid at his death shall be paid to his surviving Spouse and if there is no surviving Spouse to the executor or other personal representative of the Participant to be distributed in accordance with the Participant's will or applicable law.

     Section 6.08. Reemployment of a Participant. In the event of the reemployment as an employee in any capacity by the Company or a member of the Controlled Group of a Participant whose employment covered under the Plan has terminated, payment of his benefits under the Plan shall be suspended during his period of reemployment to the same extent as payment of his benefits under the Profit-Sharing Plan and the Pension Plan are suspended. The
Participant shall accrue additional credit for purposes of increasing his benefits under the Plan with respect to his reemployment period only if he again becomes a Participant as provided in paragraph (e) of Section 2.01.


     IN WITNESS WHEREOF, ALLTEL CORPORATION has caused this Plan to be executed as of this 27 day of January, 1994.


                                   ALLTEL CORPORATION



                                   By /s/  John L. Comparin
                                         John L. Comparin

                                   Title: V. P. Human Resources


                              23